Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

THE AES CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 Wilson Boulevard
Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of Amended and Restated By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as part of Form 305B2 dated March 13, 2015 (file number 333-190926).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 23rd day of February, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 6

February 23, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius R. Zamora
Julius R. Zamora
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$16,979
Interest-bearing balances	223,029
Securities:
Held-to-maturity securities	80,197
Available-for-sale securities	242,793
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	106
Securities purchased under agreements to resell	19,410
Loans and lease financing receivables:
Loans and leases held for sale	14,220
Loans and leases, net of unearned income	874,691
LESS: Allowance for loan and lease losses	10,349
Loans and leases, net of unearned income and allowance	864,342
Trading Assets	36,666
Premises and fixed assets (including capitalized leases)	7,632
Other real estate owned	1,338
Investments in unconsolidated subsidiaries and associated companies	1,109
Direct and indirect investments in real estate ventures	0
Intangible assets
Goodwill	21,471
Other intangible assets	17,042
Other assets	64,246

Total assets	$1,610,580

LIABILITIES
Deposits:
In domestic offices	$1,120,976
Noninterest-bearing	351,211
Interest-bearing	769,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs	137,649
Noninterest-bearing	684
Interest-bearing	136,965
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,880
Securities sold under agreements to repurchase	20,470

Dollar Amounts In Millions

Trading liabilities	20,694
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	111,172
Subordinated notes and debentures	15,438
Other liabilities	28,382

Total liabilities	$1,459,661

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,703
Retained earnings	41,194
Accumulated other comprehensive income	2,097
Other equity capital components	0

Total bank equity capital	150,513

Noncontrolling (minority) interests in consolidated subsidiaries	406

Total equity capital	150,919

Total liabilities, and equity capital	$1,610,580

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Cynthia Mulligan	Directors
Stephen W. Sanger
Enrique Hernandez, Jr